EXHIBIT 24

POWER OF ATTORNEY

     The officers and directors of Unify Corporation, whose signatures appear below, hereby constitute and appoint Todd E. Wille and Steven D. Bonham, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2010.

Signature	Title
/s/ TODD E. WILLE	President, Chief Executive Officer and Director (Principal
Todd E. Wille	Executive Officer)

/s/ STEVEN D. BONHAM	Vice President and Chief Financial Officer (Principal
Steven D. Bonham	Financial and Accounting Officer)

/s/ STEVEN D. WHITEMAN	Chairman of the Board of Directors
Steven D. Whiteman

/s/ TIMOTHY P. BACCI	Director
Timothy P. Bacci

/s/ ROBERT BOZEMAN	Director
Robert Bozeman

/s/ RICHARD M. BROOKS	Director
Richard M. Brooks

/s/ TERY R. LARREW	Director
Tery R. Larrew

/s/ ROBERT J. MAJTELES	Director
Robert J. Majteles